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Exhibit 5.1

Letterhead of
WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP
250 Park Avenue
New York, N.Y. 10177

June 26, 2003

Mandalay Resort Group
3950 Las Vegas Boulevard South
Las Vegas, Nevada 89119

  Re:
  Floating Rate Convertible Senior Debentures due 2033

Ladies and Gentlemen:

        We have acted as counsel to Mandalay Resort Group, a Nevada corporation (the "Company"), in connection with the preparation of a Form S-3 registration statement (the "Registration Statement") for the registration of $400,000,000 original principal amount of the Company's Floating Rate Convertible Senior Debentures due 2033 (the "Debentures") and the shares of the Company's common stock, $.01 2/3 par value, and associated common stock purchase rights issuable upon conversion of the Debentures (collectively, the "Shares") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"). The Debentures were issued pursuant to an indenture, dated as of March 21, 2003, by and between the Company and The Bank of New York, as trustee (the "Indenture"), a copy of which will be incorporated by reference as an exhibit to the Registration Statement. In connection with the filing of the Registration Statement, which relates to resales of the Debentures and the Shares by certain holders from time to time as set forth in the Registration Statement, you have requested our opinion with respect to the matters set forth below.

        In our capacity as your counsel with respect to the preparation and filing of the Registration Statement, we have examined such matters of fact and questions of law and reviewed such documents, including the terms and provisions of the Indenture and the Debentures, as we have considered appropriate for purposes of rendering the opinions expressed herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

        We have, in rendering the opinions expressed herein, to the extent such opinions involve matters of Nevada law, with your consent, and without any independent investigation, relied solely and completely on the opinion of Schreck Brignone, dated June 26, 2003, a copy of which will be filed as an exhibit to the Registration Statement (the "Nevada Opinion").

        We are members of the Bar of the State of New York and the opinions expressed herein are limited to the federal laws of the United States, the laws of the State of New York and, to the extent that we have relied upon the Nevada Opinion, the laws of the State of Nevada, and we express no opinion with respect to the applicability or effect of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any other local agencies within any state. Our opinions specifically incorporate by this reference the respective limitations, qualifications and analyses set forth in the Nevada Opinion.

        Subject to the foregoing and the other matters set forth herein, it is our opinion that the Debentures constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

        We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus included therein. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

Very truly yours,
/s/ WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP

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  Exhibit 5.1